Exhibit 99.1

Coherent, Inc. Receives Decision From the German Federal Cartel Office

SANTA CLARA, Calif., Oct. 25 — Coherent, Inc. (Nasdaq: COHR - News), today announced it received a prohibition order from the German Federal Cartel Office (FCO) regarding its proposed acquisition of Excel Technology, Inc. (Nasdaq: XLTC - News) by Coherent. The acquisition had previously been approved by antitrust authorities in the United States. None of the multiple remedy proposals offered by Coherent to the FCO addressing the overlap in the low-power carbon-dioxide laser market were satisfactory to the FCO.

John Ambroseo, Coherent’s President and Chief Executive Officer said, “While we are clearly very disappointed and disagree with the FCO’s decision, we remain committed to accomplishing acquisitions that meet all our criteria for growth, diversification and financial performance. Coherent remains focused on executing on the underlying fundamentals of our business and meeting the future needs of our customers.”

Founded in 1966, Coherent, Inc. is a Standard & Poor’s SmallCap 600 company and a world leader in providing photonics based solutions to the commercial and scientific research markets. Please direct any questions to Peter Schuman, Director, Investor Relations at 408-764-4174.